UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2017

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2017, Enbridge Energy Partners, L.P. (the “Partnership”) entered into the Seventh Amendment to Credit Agreement, dated as of June 5, 2017, with Bank of America, N.A., as administrative agent. This amendment, among other things, eliminates certain covenants related to Midcoast Energy Partners, L.P. (“MEP”) and its subsidiaries, such covenant removal to be effective upon the previously disclosed sale by the Partnership of MEP and MEP’s subsidiaries to a subsidiary of Enbridge Inc., which is expected to close before the end of the second quarter of this year. A copy of the Seventh Amendment to Credit Agreement is attached hereto as Exhibit 10.1.

Also on June 5, 2017, the Partnership entered into the First Amendment to Credit Agreement, dated as of June 5, 2017, with Enbridge (U.S.) Inc. This amendment eliminates certain covenants related to MEP and its subsidiaries, such covenant removal to be effective upon the Partnership’s sale of MEP and MEP’s subsidiaries to a subsidiary of Enbridge Inc. A copy of the First Amendment to Credit Agreement is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Seventh Amendment to Credit Agreement, dated as of June 5, 2017, by and among Enbridge Energy Partners, L.P., the lenders party thereto and Bank of America, N.A.

10.2	First Amendment to Credit Agreement, dated as of June 5, 2017, by and among Enbridge Energy Partners, L.P. and Enbridge (U.S.) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: June 8, 2017	By:	/s/ Valorie Wanner
Valorie Wanner Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

10.1	Seventh Amendment to Credit Agreement, dated as of June 5, 2017, by and among Enbridge Energy Partners, L.P., the lenders party thereto and Bank of America, N.A.

10.2	First Amendment to Credit Agreement, dated as of June 5, 2017, by and among Enbridge Energy Partners, L.P. and Enbridge (U.S.) Inc.